Exhibit 99.2

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2010

CONSOLIDATED STATEMENTS OF OPERATIONS
($ in 000s, except per share data)	Three Months Ended		Twelve Months Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009
Revenue
Minimum Rent	$75,490	$69,426	$296,333	$279,512
Tenant Recoveries	2,433	1,529	10,232	4,353
Other Property Related Revenue	12,734	11,956	48,751	41,850
Other Non-Property Related Revenue	2,781	3,637	11,693	15,039
Total Revenue	93,438	86,548	367,009	340,754

Operating Expenses
Operating Expenses:
Property Operating Expenses	26,037	24,418	105,672	95,393
Taxes, Licenses, and Insurance	10,170	10,277	42,037	39,950
Total Property Operating Expenses	36,207	34,695	147,709	135,343

Property Management Expenses	2,576	2,419	8,584	7,749
General and Administrative Expenses	4,541	4,959	18,563	17,940
Management Fee and Other Expenses	2,245	3,088	9,504	14,219
Restructuring Charges	361	—	361	1,400
Investment and Development (1)	380	405	422	1,989
Depreciation	31,028	28,970	122,103	113,100
Amortization	2,238	1,154	8,931	4,090
Impairment and Other Losses (2)	394	8,552	1,308	10,388
Total Operating Expenses	79,970	84,242	317,485	306,218
Income from Operations	13,468	2,306	49,524	34,536

Other Income (Expense)
Interest Expense	(21,501)	(21,187)	(84,553)	(87,023)
Debt Cost Amortization	(1,173)	(1,606)	(4,645)	(4,963)
(Loss) Gain on Retirement of Debt	—	(53)	1,044	56,427
Interest Income	435	351	1,597	1,446
Income (Loss) from Partially-Owned Investments (3)	3,389	3,352	3,365	(1,243)
Loss on Hedging Activities	—	—	(289)	(1,709)
(Loss) Gain on Sale of Property, net of Income Taxes of $ - (Q4) and $117 (YE)
in 2010 and $ - (Q4) and $3,157 (YE) in 2009	(444)	130	(1,391)	5,875
Income Tax (Expense) Benefit	(201)	7,568	(1,084)	10,086
Total Other Income (Expense)	(19,495)	(11,445)	(85,956)	(21,104)

(Loss) Income from Continuing Operations	(6,027)	(9,139)	(36,432)	13,432

Discontinued Operations
(Loss) Income from Discontinued Operations (2)	(1,658)	530	(1,716)	17
Gain (Loss) on Disposal of Discontinued Operations, net of Income Taxes of
$ - (Q4) and $ - (YE) in 2010 and $ - (Q4) and $70 (YE) in 2009	—	1,723	(395)	1,729

(Loss) Income from Discontinued Operations	(1,658)	2,253	(2,111)	1,746

Net (Loss) Income	(7,685)	(6,886)	(38,543)	15,178

Noncontrolling Interest
Continuing Operations
Noncontrolling Interest of Limited Partners	(7)	—	103	(999)
Noncontrolling Interest in CRLP - Preferred	(1,724)	(1,813)	(7,161)	(7,250)
Noncontrolling Interest in CRLP - Common	522	1,430	4,866	407
Discontinued Operations
Noncontrolling Interest in CRLP - Common	142	(248)	202	(325)
Noncontrolling Interest of Limited Partners	1	—	(4)	597
Income Attributable to Noncontrolling Interest	(1,066)	(631)	(1,994)	(7,570)

Net (Loss) Income Attributable to Parent Company	(8,751)	(7,517)	(40,537)	7,608

Dividends to Preferred Shareholders	—	(2,035)	(5,649)	(8,142)
Preferred Unit Repurchase Gains	3,000	—	3,000	—
Preferred Share/Unit Issuance Costs	(1,318)	—	(4,868)	25

Net Loss Available to Common Shareholders	$(7,069)	$(9,552)	$(48,054)	$(509)
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COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2010

	Three Months Ended		Twelve Months Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009

(Loss) Earnings per Share - Basic
Continuing Operations	$(0.07)	$(0.18)	$(0.65)	$(0.05)
Discontinued Operations	(0.02)	0.03	(0.02)	0.04
EPS - Basic	$(0.09)	$(0.15)	$(0.67)	$(0.01)

(Loss) Earnings per Share - Diluted
Continuing Operations	$(0.07)	$(0.18)	$(0.65)	$(0.05)
Discontinued Operations	(0.02)	0.03	(0.02)	0.04
EPS - Diluted	$(0.09)	$(0.15)	$(0.67)	$(0.01)

(1) Reflects costs incurred related to potential mergers, acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods.
(2) In addition to amounts reflected in the periods presented, the Company recorded impairment charges on assets presented in discontinued operations.
(3) The twelve months ended December 31, 2009 includes a $3.5 million charge due to the probability that the Company will have to fund the partial loan repayment guarantee provided on the original construction loan for Colonial Grand at Traditions, a property in which the Company has a 35% noncontrolling interest.